EXHIBIT 11



              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                         GROUP TECHNOLOGIES CORPORATION


                           Primary Earnings Per Share

                            Three Months Ended           Six Months Ended
                           June 29,      June 30,     June 29,     June 30,
                             1997          1996         1997         1996
                         -----------   -----------  -----------   -----------

Weighted average
 shares outstanding       16,220,629    16,220,629   16,220,629    16,092,887
Net effect of dilutive
 stock options (based on
 treasury method)                  0     1,539,653            0       919,250
                         -----------   -----------  -----------   -----------
Total                     16,220,629    17,760,282   16,220,629    17,012,137
                         ===========   ===========  ===========   ===========

Net income (loss)        $(1,237,000)      $58,000  $(4,616,000)       63,000
Net income (loss)
 per share                   $(0.08)        $0.00        $(0.28)        0.00


                        Fully Diluted Earnings Per Share

                            Three Months Ended           Six Months Ended
                           June 29,      June 30,     June 29,     June 30,
                             1997          1996         1997         1996
                         -----------   -----------  -----------   -----------

Weighted average
 shares outstanding       16,220,629    16,220,629   16,220,629    16,092,887
Net effect of dilutive
 stock options (based on
 treasury method)                  0     1,539,653            0       919,250
                         -----------   -----------  -----------   -----------
Total                     16,220,629    17,760,282   16,220,629    17,012,137
                         ===========   ===========  ===========   ===========

Net income (loss)        $(1,237,000)      $58,000  $(4,616,000)       63,000
Net income (loss)
 per share                   $(0.08)        $0.00        $(0.28)        0.00


